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                                                                     PROPERTY OF
                                                     ARGONAUT TECHNOLOGIES, INC.


                                                                   EXHIBIT 10.11


                    PROMISSORY NOTE SECURED BY DEED OF TRUST


$200,000                                     December 17, 1996
                                             San Carlos, California


     FOR VALUE RECEIVED, the undersigned, David P. Binkley ("EMPLOYEE") and Cecilia Binkley, husband and wife, (collectively the "BORROWER"), promises to pay to Argonaut Technologies, Inc., a Delaware corporation (the "COMPANY"), or order, the principal amount of Two Hundred Thousand Dollars ($200,000). The principal amount hereof plus interest at the rate of 6.31% per annum (compounded annually) shall be due and payable to the holder hereof at 887 Industrial Road, Suite G, San Carlos, CA 94070, or such other place as the holder hereof may designate as follows:

     The principal amount and any accrued interest, if not sooner paid, shall be due and payable upon the earlier of the following dates (collectively, "MATURITY EVENTS"):

          (1) Ninety (90) days following the date of termination of the employment of Employee with the Company, whether voluntary or involuntary, and whether with cause or without cause;

          (2) The date of any sale, conveyance, assignment, alienation or any other form of transfer, whether voluntary or involuntary, of that certain real property commonly known as 11655 Putter Way, Los Altos, California 94024 (the "PROPERTY"), or any part of interest therein; except that the following transfers of the Property shall not be deemed to be a Maturity Event:

               (a) A transfer upon the death of Employee to Employee's surviving spouse (providing the surviving spouse is an obligor hereunder) or upon the death of Employee's spouse to Employee;

               (b) A transfer by an obligor hereof whereby such obligor's spouse becomes a co-owner of the property transferred;

               (c) A transfer resulting from a decree of dissolution of the marriage or legal separation of Employee and Cecilia Binkley or from a property settlement agreement incidental to such a decree which requires the obligor spouse to assume responsibility for the obligations under this Note and the deed of trust encumbering the Property and securing this Note (the "DEED OF TRUST") and pursuant to which Employee or Cecilia Binkley (whoever is the obligor) becomes the sole owner of the property transferred; or

               (d) A transfer by one or both obligors under this note into an inter vivos trust in which one or both obligors are beneficiaries; or
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          (3)  Ten (10) days after the date that any common stock of the Company or any other corporation or entity that owns more than 50% of the voting stock of the Company is publicly traded including any transfer of shares in connection with an initial public offering;

          or

          (4)  December 17, 2001.

     In the event that any of the following occurs, then unless otherwise prohibited by law, the holder hereof shall have the option, without demand or notice, to declare the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon to be immediately due and payable: (i) Borrower defaults in the payment of principal or interest when due pursuant to the terms hereof; (ii) Borrower defaults in its performance of any obligation contained in the Deed of Trust or any other deed of trust, security agreement or other agreement (including any amendment, modification or extension thereof) which may hereafter be executed by Borrower for the purpose of securing this Note; (iii) any representation or warranty contained in this Note or the Deed of Trust or any other agreement or instrument executed in connection with the loan evidenced hereby proves to have been false or misleading in any material respect; (iv) Borrower defaults in its obligation to pay any indebtedness or to perform any other obligation which is secured by a deed of trust or other lien on the Property or default under any deed of trust securing such indebtedness; (v) Borrower defaults in its obligation to pay any indebtedness evidenced by any promissory note executed by Borrower and payable to the holder hereof or there occurs any other default under any deed of trust, mortgage or other document securing repayment of such indebtedness; or (vi) the amount of the indebtedness secured by any deed of trust, lien or other encumbrance encumbering the Property that is senior to the Deed of Trust is increased over the amount of such indebtedness existing as of the date of this Note.

     In the event any amount owed by Borrower pursuant to this Note is not paid when due, such unpaid amount shall bear interest from the due date until paid at a rate equal to the lesser of: (i) ten percent (10%) per annum; or (ii) the maximum rate permitted by law. After such due date, all payments shall be credited first to accrued interest and then to principal.

     If an action is instituted for collection of this Note, Borrower agrees to pay court costs and reasonable attorneys' fees incurred by the holder hereof.

     This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the holder hereof. No delay or failure by the holder hereof in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of the forgoing, the delay or failure by the holder hereof for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the holder hereof under contract or under law. The rights of the holder hereof under this Note are in addition to any other rights and remedies which the holder hereof may have.


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     This Note shall be governed by and construed in accordance with the laws of the State of California.

     This Note may be prepaid at any time without penalty.


                                        BORROWER:

                                        /s/ DAVID P. BINKLEY
                                            ----------------
                                            David P. Binkley

                                        /s/ CECILIA BINKLEY
                                            ----------------
                                            Cecilia Binkley


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